Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of Trustees of MFS Charter Income Trust

In planning and performing our audit of the financial statements of MFS Chart er Income Trust (the Fund) as of and for the year ended November 30, 2010, in ac cordance with the standards of the Public Company Accounting Oversight Board ( United States), we considered the Funds internal control over financial report ing, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financi al statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal co ntrol over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effe ctive internal control over financial reporting. In fulfilling this responsibil ity, estimates and judgments by management are required to assess the expected b enefits and related costs of controls. A companys internal control over financia l reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements f or external purposes in accordance with generally accepted accounting principles .. A companys internal control over financial reporting includes those policies and procedures that (1)pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions ar e recorded as necessary to permit preparation of financial statements in accorda nce with generally accepted accounting principles, and that receipts and expend itures of the company are being made only in accordance with authorizations o f management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or di sposition of a companys assets that could have a material effect on the financi al statements.

Because of its inherent limitations, internal control over financial repo rting may not prevent or detect misstatements. Also, projections of any evaluati on of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compli ance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the des ign or operation of a control does not allow management or employees, in the nor mal course of performing their assigned functions, to prevent or detect missta tements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there i s a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely ba sis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not ne cessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Overs ight Board (United States). However, we noted no deficiencies in the Funds inter nal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined a bove as of November 30, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of MFS Charter Income Trust and the Securities and Exchan ge Commission and is not intended to be and should not be used by anyone other t han these specified parties.

/s/ ERNST & YOUNG, LLP
Boston, Massachusetts
January 14, 2011